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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Zapata Corporation on two Form S-8s (File Nos. 33-19085 and 33-45251) of our reports, dated November 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Zapata Corporation as of September 30, 1998 and 1997 and for each of the three years in the three years in the period ended September 30, 1998, which reports are included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

December 28, 1998